SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) December 22, 2000

CHELSEA PROPERTY GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-12328 (Commission File Number)	22-3251332 (IRS Employer ID Number)

103 Eisenhower Parkway, Roseland, New Jersey                                                                     07068

(Address of principal executive offices)                                                                                   (Zip Code)

Registrant's Telephone Number, including area code:               (973) 228-6111

Chelsea GCA Realty, Inc.

(Former name or former address, if changed since last report)

Item 2.                Acquisition or Disposition of Assets.

                On December 22, 2000, in partnership with Fortress Investment Group, LLC, Chelsea acquired four manufacturers outlet centers from Prime Retail, Inc. pursuant to the provisions of an Agreement for Purchase and Sale (the "Purchase Agreement"). Chelsea will provide the operating management, leasing and marketing services for the centers. Chelsea has a 49% economic interest in the four centers, which contain 1.6 million square feet of gross leasable area and consist of Prime Outlets at Gilroy, a 578,000 square-foot center in Gilroy, California (San Jose/Silicon Valley region); Prime Outlets at Michigan City, a 491,000 square-foot center in Michigan City, Indiana; Prime Outlets at Waterloo, a 394,000 square-foot center in Waterloo, New York (Finger Lakes region); and Prime Outlets at Kittery, a 131,000 square-foot grouping of outlets in Kittery, Maine. The four centers are currently 99% leased, with tenant sales averaging $335 per square foot during the 12 months ended September 30, 2000. The total value of the purchase was approximately $240 million, including the assumption of approximately $174 million of non-recourse mortgage debt maturing in 2008. Chelsea intends to continue to use the assets acquired as manufacturers outlet centers.

                The funds used by Chelsea to consummate the acquisition were derived from a combination of sources, including available cash and borrowings under Chelsea's Credit Agreement dated as of March 30, 1998, as amended, with a group of bank lenders, with Fleet National Bank, as agent, Bank of America, N.A., Commerzbank AG, New York Branch, PNC Bank and Tokai Bank of California. The Credit Agreement provides Chelsea with $160 million of revolving credit facilities.

                The purchase price and all negotiations relating to the transaction were on an arm's length basis.

                In order to effectuate the transaction, Chelsea and Fortress Investment Group, LLC formed F/C Acquisition Holdings LLC, a Delaware limited liability company, pursuant to a Limited Liability Company Agreement dated December 22, 2000 (the "Operating Agreement"). The foregoing description of the acquisition is qualified in its entirety by reference to the complete texts of the Purchase Agreement and Operating Agreement, which are filed as exhibits hereto.

Item 7.   Exhibits

(a)      Financial Statements of Businesses Acquired

          Any required financial statements will be filed within 60 days after the date of this Form 8-K.

(b)      Pro Forma Financial Information

           Any required pro forma financial information will be filed within 60 days after the date of this Form 8-K.

(c)	Exhibit Number 2.1 2.2	Description Agreement for Purchase and Sale of Assets dated December 22, 2000. Limited Liability Company Agreement of F/C Acquisition Holdings LLC dated December 22, 2000.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA PROPERTY GROUP, INC. By: /s/Michael J. Clarke Name: Michael J. Clarke Title: Senior Vice President and Chief Financial Officer

Dated: January 8, 2001

Exhibit Number 2.1 2.2	Description Agreement for Purchase and Sale of Assets dated December 22, 2000. Limited Liability Company Agreement of F/C Acquisition Holdings LLC dated December 22, 2000.	Page